Exhibit T3A-17.



                                                          FEDERAL IDENTIFICATION
                                                                   NO. 133382130
                                                     ---------------------------

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We        /s/ Anthony Orlando                                                       ,  /*Executive Vice President,
          -------------------------------------------------------------------------

and       /s/ Patricia M. Collins                                                     ,    /*Assistant Clerk,
          ---------------------------------------------------------------------------

of        OGDEN HAVERHILL PROPERTIES, INC                                                                           ,
          ---------------------------------------------------------------------------------------------------------
                                                   (Exact name of corporation)

located at      c/o Corporation Service Company, 84 State Street, Boston, MA 02109                                  ,
                ---------------------------------------------------------------------------------------------------
                                        (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:
Article First is amended to read:

First:   The name of the corporation is COVANTA HAVERHILL PROPERTIES, INC.
                                   (Number those articles 1, 2. 3, 4, 5 and/or 6 being amended,)

of the Articles of Organization were duly adopted at a meeting held on February
28 , 2001, by vote of:

100               shares of   common                         of    100                       shares outstanding,
-----------------             ------------------------------       -------------------------
                            (type, class & series, if any)

                  shares of                                  of                         shares outstanding, and
-----------------             ------------------------------       --------------------
                            (type, class & series, if any)

                  shares of                                  of                              shares outstanding,
-----------------             ------------------------------       -------------------------
                            (type, class & series, if any)

       ********************************************************************
       **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


       *Delete the inapplicable words.         **Delete the inapplicable clause
       `  For amendments adopted pursuant to Chapter 156H, Section 70.
       `  For amendments adopted pursuant to Chapter 156H, Section 71.

       Note: If the space provided under any article or item in this form is insufficient, additions shall be set fresh on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of as least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following


The total presently authorized is:

------------------------------------------------ ------------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
------------------------------------------------ ------------------------------------------------------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------
TYPE                  NUMBER OF SHARES           TYPE                 NUMBER OF SHARES           PAR VALUE
--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------
Common:                                          Common:
--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------

--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------
Preferred:                                       Preferred:
--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------

--------------------- -------------------------- -------------------- -------------------------- ------------------


Change the total authorized to:  no change

------------------------------------------------ ------------------------------------------------------------------
           WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS
------------------------------------------------ ------------------------------------------------------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------
TYPE                  NUMBER OF SHARES           TYPE                 NUMBER OF SHARES           PAR VALUE
--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------
Common:                                          Common:
--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------

--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------
Preferred:                                       Preferred:
--------------------- -------------------------- -------------------- -------------------------- ------------------
--------------------- -------------------------- -------------------- -------------------------- ------------------

--------------------- -------------------------- -------------------- -------------------------- ------------------



The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                      _________________________________________________.
SIGNED UNDER THE PENALTIES OF PERJURY, this                             1st    day of        March      ,20      01.
                                                                      --------               ----------

                                                                                             *President / * Executive
                                                                                      ,      Vice President,

/s/ A. Orlando
-------------------------------------------------------------------------------------

                                                                                             *Clerk/ *Assistant Clerk,
/s/ Patricia Collins                                                                  ,
-------------------------------------------------------------------------------------

*Delete the inapplicable words.

FORM CD-74-10M-1O-79-152328

                        The Commonwealth of Massachusetts
                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State
                One Ashburton Place, Boston, Massachusetts 02108

                        RESTATED ARTICLES OF ORGANIZATION

                     General Laws, Chapter 156B, Section 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                                     __________
         We       David L. Sokol                                                    President/*******and
                  Bruce W. Stone                                                    , Clerk/******** of

                  OMS Haverhill Properties, Inc.
......................................................................................................................
                                                    (Name of Corporation)
located at         2 Oliver Street, Boston, MA   02109

do hereby certify that the following restatement of the articles of organization of the corporation was duty
adopted at a meeting held on February 20,           ,.1987      , by vote of

     100            shares of        Common           out of   100                          shares outstanding,
                                     (Class of Stock)

                    shares of                         out of                             shares outstanding, and
                                     (Class of Stock)

                    shares of                         out of                                shares outstanding,
                                     (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -
         1. The name by which the corporation shall be known is: Ogden Haverhill Properties, Inc.

         2. The purposes for which the corporation is formed are as follows: -

         (a) To acquire, sell, lease, hold, manage, maintain, own and otherwise deal with and in real estate, and (b) to carry on any and all business and activity which may be lawfully carried on by a corporation organized under the provisions of Chapter 156B of the General Laws of the Commonwealth of Massachusetts.

Note: If the space provided under any article or item in this form is insufficient, additions shall be set for binding on separate 8 1/2 x 11 sheets of paper leaving a left margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

         3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                           WITHOUT PAR VALUE                                         WITH PAR VALUE

CLASS OF STOCK    NUMBER OF SHARES          NUMBER OF SHARES           PAR VALUE

Preferred                        ------                            ------                             ------

Common                           ------                            100                               $1.00


         *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:


                  N/A




         *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:


                  None




         *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or shareholders, or of any class of stockholders:

                  See Article 6 which is attached hereto and incorporated herein by reference

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


================================================================================


                  I hereby approve the within Articles of Amendment and, the filing fee to the amount of $100 having been paid, said articles are deemed to have been filed with me this 14th day of March, 2001.





                  Effective date:







                           /s/ William Francis Galvin

                             WILLIAM FRANCES GALVIN

                          Secretary of the Commonwealth











                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                     ______________________________________

                     ______________________________________

                     ______________________________________

                    Telephone: _____________________________

                            ARTICLES OF ORGANIZATION
                                Continuation Page

                                    ARTICLE 6


         The other lawful provisions for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the corporation, or of its directors or stockholders, or any class of stockholders, are set forth in this Article 6.

         a. By-Laws. The By-laws may provide that the directors may make, amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

         b. Meetings. Meetings of the stockholders of the corporation may be held anywhere in the United States.

         c. Acting as Partner. The corporation may be a general or limited partner in any business enterprise it would have power to conduct by itself.

         d. Indemnification. The By-laws may provide for the indemnification of directors, officers, employees and agents, by whomever elected or appointed, to the full extent permitted by law.

         e. Transactions with Interested Persons. The By-laws may contain provisions providing that no contract or transaction of the corporation shall be void or voidable by reason of the fact that any officer, director or stockholder of the corporation may have held an interest therein.

         f. Division of Directors Into Classes. The By-laws may contain provisions providing for the division of directors into not more than five classes and prescribe the tenure of office of the directors in each of the classes.

         g. Vote Required for Certain Transactions. The vote of a majority of the outstanding shares of each class of stock outstanding and entitled to vote thereon shall be sufficient to approve any agreement of merger or consolidation of the corporation with or into another corporation or of another corporation into the corporation, or to approve any sale, lease or exchange of substantially all of the assets of the corporation, notwithstanding any provision of law that would otherwise require a greater vote iii the absence of this provision of
Article 6.

         h. Repurchases by Corporation. The corporation may from time to time offer to purchase and purchase shares from any stockholder of the corporation upon fair and reasonable terms and at a fair and reasonable price, whether or not the stockholder owns a controlling interest in the corporation, without offering to any other stockholder an equal opportunity to sell a ratable number, or any, of his shares of stock in the corporation to the corporation upon comparable terms or at a comparable price, or to make any offer to purchase whatsoever to other stockholders of the corporation.

         i. Elimination of Directors' Personal Liability. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, and that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date of such amendment or repeal.

         *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 1, 2 & 6

         (*if there are no such amendments, state "None".)

                       Briefly describe amendment in space
below:

Article 1

Change of corporate name from OMS Haverhill Properties, Inc. to Ogden Haverhill Properties, Inc.

Article 2

To restate the purpose clause of this corporation in its entirety

Article 6

To restate Article 6 in its entirety

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of February in the year 1987

/s/ David L. Sokol                           President

/s/ Bruce W. Stone                           Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                  I hereby approve the within restated articles of organization and, the filing fee in the amount of $375.00 having been paid, said articles are deemed to have been filed with me this 27th day of February, 1987.





                                                         /s/ Michael J. Connolly

                                                         MICHAEL JOSEPH CONNOLLY

                                                              Secretary of State



                                                                            Seal











                         TO BE FILLED IN BY CORPORATION



                  PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT



                  TO:      Debra B. Bonsignore, Principal
                           Brown, Rudnick, Freed & Gesmer

                           One Federal Street

                           Boston, MA  02110

                  Telephone:        (617) 542-3000




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